NEWS FROM

For Immediate Release
September 20, 2011
Media Contact:
Helen Todd, 205-969-5608
Helen.Todd@HealthSouth.com

Investor Relations Contact:
Mary Ann Arico, 205-969-6175
MaryAnn.Arico@HealthSouth.com

HEALTHSOUTH ANNOUNCES CONFERENCE CALL TO DISCUSS THE POTENTIAL IMPACT OF THE PRESIDENT’S DEFICIT REDUCTION PROPOSALS ON INPATIENT REHABILITATION FACILITIES

BIRMINGHAM, Ala. – HealthSouth Corporation (NYSE: HLS) will host a conference call at 4:30 p.m. Eastern Time on Wednesday, September 21, 2011, to discuss management’s preliminary assessment of the potential impact of President Obama’s inpatient rehabilitation-related proposals in his Plan for Economic Growth and Deficit Reduction.

“Although the probability that any of the President’s recommendations will be included in the Joint Committee’s final work product is difficult to predict, we believe it is important to share our preliminary thoughts with our investors,” said Jay Grinney, HealthSouth President and Chief Executive Officer. “Specifically, we will discuss the potential impact of increasing the compliance threshold to 75% from the 60% in place today. Currently, 39 of our 97 hospitals operate at, or above, the 75% threshold with another 23 hospitals operating between 70% and 75%.”

 HealthSouth management participating in the call will include: Mr. Grinney; Doug Coltharp, Executive Vice President and Chief Financial Officer; and, Mark Tarr, Executive Vice President and Chief Operating Officer. The conference call may be accessed by dialing (877) 587-6761 and giving the pass code 11879279. International callers should dial (706) 679-1635 and give the same pass code. Please call approximately 10 minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available along with any supplemental information at http://investor.healthsouth.com/ by clicking on an available link.

About HealthSouth

HealthSouth is the nation’s largest owner and operator of inpatient rehabilitation hospitals in terms of revenues, number of hospitals, and patients treated and discharged. Operating in 26 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics, and home health agencies. HealthSouth’s hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, orthopedic, cardiac and pulmonary conditions, brain and spinal cord injuries, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.

Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth’s business strategy, its financial plans, its future financial performance, or its projected business results, or its projected capital expenditures. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully complete and integrate acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; HealthSouth’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and our ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth’s Form 10-K for the year ended December 31, 2010 and its Form 10-Q for the quarters ended June 30, 2011 and March 31, 2011.

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